Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

OXFORD HEALTH PLANS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐    Fee paid previously with preliminary materials:

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1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed: April 1

March 31, 2003

Dear stockholder:

You are cordially invited to attend the 2003 annual meeting of stockholders of Oxford Health Plans, Inc. to be held on May 13, 2003, at 10:00 a.m. local time, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611.

This year, three directors are nominated for election to our board of directors. At the meeting you will be asked to: (i) elect two class III directors to serve until the 2006 annual meeting and one class II director to serve until the 2005 annual meeting; (ii) approve certain amendments to the Oxford Health Plans, Inc. 2001 Management Incentive Compensation Plan; and (iii) act on two shareholder proposals.

The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at our annual meeting.

It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date your proxy and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. You could save us money by voting through the Internet or by telephone. If you attend the meeting, you may vote in person, even if you have previously mailed in your proxy. However, if you hold your shares in a brokerage account (“street name”), you will need to provide a proxy form from the institution that holds your shares reflecting stock ownership as of the record date to be able to vote by ballot at the meeting.

We look forward to seeing you at the meeting.

IF YOU PLAN TO ATTEND THE MEETING:

Registration and seating will begin at 9:00 a.m. Stockholders and their guests will be asked to sign-in and may be asked to present valid picture identification. Stockholders holding stock in street name will need to obtain a proxy form from the institution that holds their shares to evidence stock ownership as of the record date.

Sincerely,

Charles G. Berg

President and Chief Executive Officer

OXFORD HEALTH PLANS, INC.

48 Monroe Turnpike

Trumbull, Connecticut 06611

Notice of Annual Meeting of Stockholders

To Be Held May 13, 2003

To the stockholders of Oxford Health Plans, Inc.:

The 2003 annual meeting of stockholders of Oxford Health Plans, Inc. will be held on May 13, 2003, at 10:00 a.m. local time, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611, for the following purposes:

1.	To elect two directors to serve as class III directors for a term ending at our 2006 annual meeting and to elect one director to serve as a class II director for a term ending at our 2005 annual meeting;

2.	To approve certain amendments to the Oxford Health Plans, Inc. 2001 Management Incentive Compensation Plan;

3.	To act on two shareholder proposals; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All holders of record of outstanding shares of our common stock, par value $.01 per share, at the close of business on March 14, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

DANIEL N. GREGOIRE

Secretary

Trumbull, Connecticut

March 31, 2003

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS INCLUDED ON THE ENCLOSED PROXY CARD. THE PROXY CARD WILL INDICATE WHETHER YOU MAY VOTE BY RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED, BY INTERNET OR BY TELEPHONE.

OXFORD HEALTH PLANS, INC.

48 Monroe Turnpike

Trumbull, Connecticut 06611

Proxy Statement for Annual Meeting

To Be Held May 13, 2003

INTRODUCTION

This proxy statement is being furnished to stockholders of Oxford Health Plans, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on May 13, 2003, at 10:00 a.m., local time, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 and any adjournment or postponement thereof. This proxy statement is dated March 31, 2003, and is first being mailed to stockholders along with the related form of proxy on or about April 2, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to consider and vote upon three proposals: (i) to elect two directors to serve as class III directors until the 2006 annual meeting and to elect one director to serve as a class II director until the 2005 annual meeting; (ii) to approve certain amendments to the Oxford Health Plans, Inc. 2001 Management Incentive Compensation Plan; and (iii) to act on two shareholder proposals. In addition, management will report on our performance and respond to your questions.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 14, 2003, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our common stock, par value $.01 per share, are entitled to notice of and to vote at the annual meeting.

What constitutes a quorum and why is one required?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of our common stock outstanding on the record date will constitute a quorum. A quorum is required by law for any action to be taken at the annual meeting. As of the record date, there were 875 holders of record of our common stock and 84,181,966 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 42,090,983 votes will be required to establish a quorum.

Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on any proposal. Broker nonvotes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote.

A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

How do I vote?

If you complete and properly sign and return the accompanying proxy card in time for the meeting, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If your shares are held by a broker in street name and you wish to vote at the meeting in person or by proxy, you must obtain a proxy form from your broker to evidence ownership and voting rights. Your votes will be counted by tellers of our transfer agent. These tellers will canvas the stockholders present at the annual meeting, count their votes and count the votes represented by proxies presented.

Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors; (b) FOR approval of certain amendments to the Oxford Health Plans, Inc. 2001 Management Incentive Compensation Plan; (c) AGAINST the shareholder proposals; and (d) otherwise in the discretion of the proxy holders as to any other matter that may come before the annual meeting. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 1.36% of the shares of common stock issued and outstanding as of February 28, 2003) in favor of the Proposal Number One and Proposal Number Two as presented in this proxy statement.

Can I vote by telephone or electronically?

You may vote by telephone or electronically through the Internet by following the instructions included on your proxy card. We encourage you to vote by telephone or through the Internet because such votes are less costly for us to collect and tally. The deadline for voting through the Internet and by telephone is 11:59 p.m. on May 12, 2003.

Can I change my vote?

Any stockholder who has given a proxy has the power to revoke such proxy at any time before it is voted either: (i) by filing a written revocation or a duly executed proxy bearing a later date with Daniel N. Gregoire, our secretary, at Oxford Health Plans, Inc., 48 Monroe Turnpike, Trumbull, Connecticut 06611; (ii) by appearing at the annual meeting and voting in person; or (iii) by casting another vote in the same manner as the original vote was cast. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

What vote is required to approve each proposal?

Election of Directors.  The affirmative vote of a plurality of the votes of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote is required to elect the directors.

Approval of Amendments to 2001 Management Incentive Compensation Plan.  The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal.

Approval of Shareholder Proposals.  The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the annual meeting and entitled to vote is required to approve these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of your stock?

The table below sets forth certain information regarding beneficial owners known to us as of February 28, 2003 of more than 5% of our outstanding shares of common stock.

	Ownership
Name and Address	Common Stock	Percent

Barclays Global Investors, N.A., et al.(1)	6,102,116	6.98%
45 Fremont Street
San Francisco, CA 94105
Wellington Management Company, LLP(2)(6)	6,023,800	6.89%
75 State Street
Boston, MA 02109
The Governor and Company of the Bank of Ireland, et al.(3)	4,831,500	5.5%
Lower Baggot Street
Dublin 2, Ireland
Vanguard Windsor Funds – Vanguard Windsor Fund(4)(6)	5,148,400	5.89%
100 Vanguard Blvd.
Malvern, PA 19355
Alex Brown Investment Management LP(5)	4,252,150	5.07%
217 E. Redwood Street
Baltimore, MD 21202

(1)	This information is furnished in reliance on the Schedule 13G filed by Barclays Global Investors, N.A., and other affiliated entities with the Securities and Exchange Commission on February 13, 2003.
(2)	This information is furnished in reliance on the Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 12, 2003.
(3)	This information is furnished in reliance on the Schedule 13G filed by the Governor and Company of the Bank of Ireland and other affiliated entities with the Securities and Exchange Commission on February 14, 2003.
(4)	This information is furnished in reliance on the Schedule 13G filed by Vanguard Windsor Funds – Vanguard Windsor Fund with the Securities and Exchange Commission on February 13, 2003.
(5)	This information is furnished in reliance on a Form 13F filed by Alex Brown Investment Management LP with the Securities and Exchange Commission on February 19, 2003. The percentage ownership is determined based on the number of shares reported to be owned by Alex Brown Management Company LP in the Form 13F and the number of shares outstanding as of February 28, 2003.
(6)	As reported in the Schedule 13G filed by Wellington Management Company, LLP, an investment advisor, Vanguard Windsor Funds is a client of Wellington Management Company, LLP. The shares of common stock held by Vanguard Windsor Funds are included in those reported to be owned by Wellington Management Company, LLP.

How much stock do your executive officers and directors own?

The following table sets forth certain information with regard to the beneficial ownership of our common stock as of the close of business on February 28, 2003, unless otherwise indicated, by: (i) each director and nominee for director; (ii) each of the current executive officers named in the Summary Compensation Table; and (iii) the directors and all executive officers as a group.

	Ownership(1)
Name	Common Stock	Percent

Norman C. Payson, M.D.(2)	3,536,738	4.17%
Charles G. Berg(3)	418,144	*
Kurt B. Thompson(4)	231,720	*
Alan M. Muney, M.D., M.H.A.(5)	105,686	*
Daniel N. Gregoire(6)	87,500	*
Joseph W. Brown(7)	8,750	*
Jonathan J. Coslet(8)	22,150	*
Robert B. Milligan, Jr.(9)	14,375	*
Ellen A. Rudnick(10)	5,000	*
Benjamin H. Safirstein, M.D.(11)	2,500	*
Kent J. Thiry(12)	11,250	*
All Executive Officers and Directors as a Group (11 persons)(13)	4,443,813	5.13%

* Less than one percent.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common stock that such person or group has the right to acquire within 60 days after February 28, 2003. For purposes of computing the percentage of outstanding common stock held by each person named above, any shares that such person has the right to acquire within 60 days after February 28, 2003 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
(2)	Dr. Payson served as our Chief Executive Officer for a portion of 2002 until his retirement in November 2002. These numbers include 1,000,000 shares of common stock issuable upon exercise of vested stock options and 2,436,738 shares of common stock owned directly. The amount includes 100,000 shares of common stock held by the Kiva Foundation, a charitable foundation, of which Dr. Payson disclaims beneficial ownership. Dr. Payson does not currently hold any unvested stock options.
(3)	Includes 312,500 shares of common stock issuable upon exercise of vested stock options, 93,750 shares of common stock issuable upon exercise of stock options that will vest within 60 days and 11,894 shares of common stock owned directly, but excludes approximately 131 shares held in the 401(k) savings plan, which are fully vested. Mr. Berg currently holds unvested options to purchase 568,750 shares of common stock.
(4)	Includes 147,406 shares of common stock issuable upon exercise of vested stock options, 6,251 shares of common stock issuable upon exercise of stock options that will vest within 60 days and 30,188 shares of common stock owned directly, but excludes approximately 763 shares held in the 401(k) savings plan, which are 80% vested. Mr. Thompson currently holds unvested options to purchase 212,501 shares of common stock. This amount also includes the following stock options and common stock held by Mr. Thompson’s spouse: 45,250 shares of common stock issuable upon exercise of vested stock options and 2,625 shares of common stock issuable upon exercise of stock options that will vest within 60 days, but excludes approximately 115 shares held in the 401(k) savings plan, which are fully vested. Mr. Thompson’s spouse also currently holds unvested options to purchase 70,125 shares of common stock.

(5)	Includes 81,562 shares of common stock issuable upon exercise of vested stock options, 14,064 shares of common stock issuable upon exercise of stock options that will vest within 60 days and 10,060 shares of common stock owned directly, but excludes approximately 61 shares held in the 401(k) savings plan, which are 80% vested. Dr. Muney currently holds unvested options to purchase 126,564 shares of common stock.
(6)	Includes 87,500 shares of common stock issuable upon exercise of vested stock options, but excludes approximately 107 shares held in the 401(k) savings plan, which are 40% vested. Mr. Gregoire currently holds unvested options to purchase 137,500 shares of common stock.
(7)	Includes 8,750 shares of common stock issuable upon exercise of vested stock options. Mr. Brown currently holds unvested options to purchase 11,250 shares of common stock.
(8)	Includes 18,750 shares of common stock issuable upon exercise of vested stock options and 3,400 shares of common stock owned directly. Mr. Coslet currently holds unvested options to purchase 11,250 shares of common stock.
(9)	Includes 14,375 shares of common stock issuable upon exercise of vested stock options. Mr. Milligan currently holds unvested options to purchase 11,250 shares of common stock.
(10)	Includes 3,750 shares of common stock issuable upon exercise of vested stock options and 1,250 shares of common stock owned directly. Ms. Rudnick currently holds unvested options to purchase 10,000 shares of common stock.
(11)	Includes 2,500 shares of common stock issuable upon exercise of vested stock options. Dr. Safirstein currently holds unvested options to purchase 11,250 shares of common stock.
(12)	Includes 11,250 shares of common stock issuable upon exercise of vested stock options. Mr. Thiry currently holds unvested options to purchase 15,000 shares of common stock.
(13)	These amounts include 1,752,343 shares of common stock issuable upon exercise of vested options, 116,690 shares of common stock issuable upon exercise of stock options that will vest within 60 days, 2,493,530 shares of common stock owned directly and 100,000 shares of common stock owned by the Kiva Foundation but disclaimed by Dr. Payson, but do not include shares of common stock held in the 401(k) savings plan.

What securities are authorized for issuance under your equity compensation plans?

The following table includes the specified information as of December 31, 2002 for all of our equity compensation plans which have been approved by our stockholders and all of our equity compensation plans which have not been approved by stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	6,267,239	$28.64	11,427,328

Equity compensation plans not approved by security holders(2)	1,126,150	$18.24	89,643

Total(3)	7,393,389	$27.06	11,516,971

(1)	Equity compensation plans approved by our stockholders include the 1991 Oxford Health Plans, Inc. Stock Option Plan, the Oxford Health Plans, Inc. 2002 Equity Incentive Compensation Plan, the Oxford Health Plans, Inc. 2002 Non-Employee Director Stock Option Plan and the 1991 Directors Stock Option Plan. The latter plan expired by its terms in 2001 except with respect to options then outstanding and, accordingly, no securities are available for future issuance thereunder.
(2)	Equity compensation plans not approved by our stockholders include two stock option plans which were exempt from the stockholder approval requirements of the New York Stock Exchange because the options were granted to executive officers as material inducements to entering into employment contracts with us and a stock option plan for independent contractors which was also exempt from the stockholder approval requirements of the New York Stock Exchange because our executive officers and directors are ineligible to participate in it.
(3)	Does not include equity compensation plans which no longer have shares available for granting or under which there are no awards outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

Based on our review of the copies of such forms, or written representations from certain reporting persons that no reports on Form 5 or Form 4 were required for those persons, we believe that all filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with in 2002, except Ms. Rudnick filed a late Form 4 in respect of one transaction in our common stock.

PROPOSAL NUMBER ONE - ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation, as amended, provides for a board of directors divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board permits, with the term of office of one class expiring each year at the annual meeting of stockholders. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

The board of directors presently consists of seven persons: Charles G. Berg, Joseph W. Brown, Jonathan J. Coslet, Robert B. Milligan, Jr., Ellen A. Rudnick, Benjamin H. Safirstein, M.D. and Kent J. Thiry. The proxies cannot be voted for a greater number of persons than the three nominees named. The board of directors is governed by Corporate Governance Guidelines.

Joseph W. Brown and Robert B. Milligan, Jr. are to be elected to serve as class III directors for terms of three years and Charles G. Berg is to be elected to serve as a class II director for a term of two years and until the election and qualification of their successors. Unless a stockholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of common stock will vote FOR the election of Joseph W. Brown and Robert B. Milligan, Jr. as class III directors and Charles G. Berg as a class II director. The board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors. Messrs. Coslet and Thiry and Dr. Safirstein serve as class I directors whose terms expire in 2004, and Ms. Rudnick serves as a class II director whose term expires in 2005. These directors are not standing for re-election because their terms as directors extend past the annual meeting.

Certain Information Regarding Our Directors and Executive Officers

The following table sets forth the age and title as of the date of this proxy statement of each nominee director, each director continuing in office and each of our current executive officers who is not a director, followed by descriptions of such person’s business experience during the past five years.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

Name	Age	Position
Joseph W. Brown	54	Director
Robert B. Milligan, Jr.	53	Director

NOMINEE FOR ELECTION AS CLASS II DIRECTOR

Name	Age	Position
Charles G. Berg	45	President, Chief Executive Officer and Director

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2004

Name	Age	Position
Jonathan J. Coslet	38	Director
Benjamin H. Safirstein, M.D.	64	Director
Kent J. Thiry	47	Chairman of the Board of Directors

CLASS II DIRECTOR WHOSE TERM EXPIRES IN 2005

Name	Age	Position
Ellen A. Rudnick	52	Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name	Age	Position
Steven H. Black	40	Executive Vice President, Operations and Chief Information Officer
Daniel N. Gregoire	47	Executive Vice President, General Counsel and Secretary
Kevin R. Hill	40	Executive Vice President, Sales and Business Strategy
Alan M. Muney, M.D., M.H.A.	49	Executive Vice President, Chief Medical Officer
Kurt B. Thompson	42	Executive Vice President, Chief Financial Officer

Charles G. Berg became our President and Chief Executive Officer in November 2002. He was appointed as a member of our board of directors in September 2002. Previously, he served as our President and Chief Operating Officer since March 2001, Executive Vice President of Medical Delivery and Technology since January 2001 and Executive Vice President of Medical Delivery since April 1998. Prior to joining Oxford, Mr. Berg was the founder of Health Partners, Inc. (“HPI”), a physician management company, and from September 1993 until October 1997 served HPI in several capacities, including as its Chief Executive Officer. In October 1997, HPI was acquired by FPA Medical Management, Inc. (“FPAM”). From October 1997 through April 1998, Mr. Berg was President, Eastern Region for FPAM. FPAM filed a petition under the federal bankruptcy laws in July 1998. Mr. Berg was also a Senior Vice President and Managing Director of WSGP Partners, L.P., a Los Angeles-based investment firm, from October 1987 until September 1993. From 1982 to 1987, Mr. Berg was an attorney with the law firm Gibson, Dunn & Crutcher.

Joseph W. Brown became a member of our board of directors in May 2000. Mr. Brown has been the Chairman and Chief Executive Officer from January 1999 through the present of MBIA Inc., a financial services company. Mr. Brown was the Chairman, President and Chief Executive Officer of Talegen Holdings, Inc. (formerly the insurance holdings operations of Xerox Corporation) from January 1992 until August 1998. From November 1974 through November 1991, Mr. Brown served in various positions, including as the President and Chief Executive Officer of the Fireman’s Fund Corporation. Mr. Brown currently serves on the board of directors of MBIA Inc. and Safeco Corp.

Jonathan J. Coslet joined our board of directors in May 1998. Mr. Coslet is a partner of Texas Pacific Group where he has worked since 1993. Prior to joining Texas Pacific Group, Mr. Coslet was in the Investment Banking Department of Donaldson, Lufkin & Jenrette, specializing in leveraged acquisitions and high yield finance from September 1991 to February 1993. Mr. Coslet serves on the board of directors of Magellan Health Services, Inc.

Robert B. Milligan, Jr. became one of our directors in July 1992. Mr. Milligan was Chairman of Wyndam Capital, L.P., a registered broker-dealer, from 1995 through 1998 and, through December 1997, was Director, President and Chief Executive Officer of Verigen Inc., a biopharmaceutical company. From 1989 through 1995, Mr. Milligan was the managing general partner of Madison Group, L.P., a private equity fund. Mr. Milligan currently engages in business and financial consulting as President and Chief Executive Officer of Fairchester, Inc. and, as such, Mr. Milligan was recently one of the founders of BenefitPort, LLC, a national distributor of employee benefit products and technology. Mr. Milligan is a director of BenefitPort and is currently its interim Chief Executive Officer. Mr. Milligan has been an officer and has served on the board of directors of several private and public companies.

Ellen A. Rudnick became one of our directors in October 2001. She is Executive Director and Clinical Professor of the Entrepreneurship Program at the University of Chicago Graduate School of Business. She also serves as Chairman of CEO Advisors, Inc. a privately held consulting firm. From 1993 until 1999, Ms. Rudnick served as Chairman of Pacific Biometrics, Inc., a publicly held healthcare biodiagnostics company, and its predecessor, Bioquant. From 1990 to 1992, she was President and Chief Executive Officer of Healthcare Knowledge Resources (“HKR”), a privately held healthcare information technology corporation, and subsequently served as President of HCIA, Inc. (“HCIA”) following the acquisition of HKR by HCIA. From 1975 to 1990, Ms. Rudnick served in various positions at Baxter Health Care Corporation, including Corporate Vice President and President of its Management Services Division. Ms. Rudnick also serves on the board of directors of Health Management Systems, Inc. and serves on the boards of several private for profit and not for profit companies.

Benjamin H. Safirstein, M.D. became a director in 1985. Dr. Safirstein was our New York Regional Vice President and Medical Director from January 1996 until July 1998. Dr. Safirstein served as one of our Senior Medical Directors from 1985 to September 1992. Dr. Safirstein is a Clinical Associate Professor of Medicine at the Mount Sinai School of Medicine. He is board-certified in internal medicine and pulmonary medicine. Dr. Safirstein also practices medicine with the Better Breathing Center. Dr. Safirstein is a graduate of the Chicago Medical School and the Mount Sinai Hospital residency program, where he was Chief Resident of Medicine.

Kent J. Thiry became one of our directors in August 1998 and was elected non-executive Chairman of the Board in November 2002. Mr. Thiry has been Chairman and Chief Executive Officer of DaVita, Inc., a company that operates a chain of dialysis centers, since October 1999. Mr. Thiry was Chairman and Chief Executive Officer of Vivra Holdings, Inc., a specialty healthcare services company, from June 1997 until October 1999. Prior thereto, Mr. Thiry was Chief Executive Officer of Vivra Incorporated from November 1992 and President and Chief Operating Officer of Vivra Incorporated from September 1991.

Steven H. Black became our Executive Vice President, Operations and Chief Information Officer in November 2002 and became an executive officer in February 2003. From December 2001 through November

2002, he was our Senior Vice President and Chief Information Officer. From September 1994 through September 2001, Mr. Black held various positions with Health Net, Inc., a managed health care company, most recently as its Senior Vice President and Chief Information Officer. Mr. Black also served as the Director, Corporate Initiatives at G.E. Capital during May 1999.

Daniel N. Gregoire became our General Counsel, Executive Vice President and Secretary in December 2000. From January 1986 to December 2000, Mr. Gregoire was a shareholder with the law firm Sheehan, Phinney, Bass + Green, Prof. Ass’n., where he worked since 1981.

Kevin R. Hill became our Executive Vice President, Sales & Business Strategy in November 2002 and became an executive officer in February 2003. Mr. Hill has held various other positions within Oxford since he first joined us in July 1989, including Executive Vice President Sales and Marketing and Vice President of Sales.

Alan M. Muney, M.D., M.H.A. became our Executive Vice President and Chief Medical Officer in April 1998. Prior thereto, Dr. Muney was the Senior Vice President of Medical Affairs/Chief Medical Officer of Avanti Health Systems and NYLCare Health Plans from December 1995 until March 1998. From 1988 until 1995, Dr. Muney held a number of positions with Mullikin Medical Center, his most recent position being the Greater Los Angeles Regional Medical Director.

Kurt B. Thompson has served as our Executive Vice President and Chief Financial Officer since March 2000. Prior thereto, Mr. Thompson served as our Vice President, Finance since August 1998. From July 1995 through July 1998, Mr. Thompson was a financial executive with Kmart Corporation in Troy, Michigan. While at Kmart Corporation, he served in areas of increasing responsibility from Assistant Controller to Divisional Vice President Finance and Vice President Merchandise Controller.

Committees of the Board of Directors

The board of directors has established an audit committee, a compensation committee and a nominating committee. The full board of directors currently is responsible for the establishment and maintenance of our corporate governance, compliance and ethics programs. The functions, responsibilities and members of each of the committees are described below.

Audit Committee:  The audit committee consists entirely of independent directors. The functions of the audit committee are to recommend annually to the board of directors the appointment of our independent outside and internal auditors, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with such auditors, review and approve non-audit services of the independent outside auditors, review compliance with our existing major accounting and financial policies, review the adequacy of our financial organization, and review management’s procedures and policies relative to the adequacy of our internal accounting controls and compliance with federal and state laws relating to accounting practices. The current members of the audit committee are Messrs. Brown (chairman) and Coslet and Ms. Rudnick.

Compensation Committee:  The compensation committee operates pursuant to a charter and consists entirely of non-employee directors. This committee administers our equity compensation plans and annual and long-term bonus plans, including the plan that is the subject of Proposal Number Two herein, and oversees our qualified defined contribution 401(k) savings plan. The committee also reviews and recommends, from time to time, amendments to existing compensation plans and establishment and implementation of new compensation plans. The compensation committee also considers and makes recommendations with respect to the compensation of our Chief Executive Officer and other members of senior management and makes recommendations to the board of directors generally on organization, succession, salary and incentive compensation, and other grants and awards under our compensation and benefit plans. The current members of the compensation committee are Messrs. Milligan (chairman), Coslet and Thiry.

Nominating Committee:  The nominating committee consists entirely of independent directors and was established in 1995 to consider and make recommendations on nominations for membership on our board of directors. The committee will consider nominees recommended by stockholders upon submission in writing to our secretary of the names of such nominees, together with their qualifications for service as one of our directors. The current members of the nominating committee are Mr. Thiry (chairman) and Ms. Rudnick and Dr. Safirstein.

Compensation Committee Interlocks and Insider Participation

Robert B. Milligan, Jr., a member of our compensation committee, is a director and the interim chief executive officer of BenefitPort, LLC, a technology-based insurance and employee benefits distribution network. During 2002, we paid approximately $4,500,000 to BenefitPort representing commissions and bonuses earned by insurance and benefits brokers and general agents who sold our health care benefit products to employer groups. This amount represents approximately 5.3% of BenfitPort’s gross revenues for 2002 and .01% of our total expenses for 2002. Our revenues that come from employer groups represented by BenefitPort represent approximately 5.2% of our 2002 gross revenues. Mr. Milligan has been an advisor to BenefitPort since 1998. He joined BenefitPort’s board of directors and was appointed its interim chief executive officer in September 2002. We have no reason to believe that our relationship with BenefitPort will change significantly in 2003.

Number of Meetings and Attendance

During 2002, the board of directors held ten meetings, the audit committee held eight meetings, the compensation committee held five meetings and the nominating committee held two meetings. During 2002, each of the incumbent directors attended at least 75% of the meetings of the board of directors and 75% of the meetings of any committees upon which he or she served that occurred while such director was a member of the board and such committees, except: (i) Mr. Coslet attended seven out of ten meetings of the board of directors and five out of eight meetings of the audit committee and (ii) Mr. Thiry attended seven out of ten meetings of the board of directors.

Directors’ Compensation

Meeting Fees and Annual Retainers.  Each member of our board of directors who is not one of our current employees receives an annual retainer of $38,000 and the chairman of the board receives an annual retainer of $75,000. In addition, each non-employee director is entitled to receive $1,000 plus expenses for each meeting of the board of directors and for each committee meeting attended in person and $500 for each meeting attended by telephone conference. Mr. Berg does not receive any additional compensation for his service as a member of the board of directors.

Stock Options.  Each non-employee director receives an automatic grant of nonqualified options to purchase 10,000 shares of our common stock on the Friday following each annual meeting of stockholders. Mr. Thiry, as chairman, receives an additional grant of 5,000 stock options on comparable terms. The exercise price for the options is the last sale price of our common stock on the New York Stock Exchange on the date of grant. One-fourth of the options vest on each of the date of grant and each of the next three anniversaries thereof and the options expire seven years from the date of grant. Accordingly, on May 10, 2002, the Friday following our 2002 annual meeting of stockholders, Messrs. Brown, Coslet, Milligan and Thiry, Ms. Rudnick and Dr. Safirstein were each granted options to purchase 10,000 shares of our common stock at an exercise price of $45.60 per share. Mr. Thiry received the additional 5,000 stock options for serving as chairman of the board on November 22, 2002 at the exercise price of $35.15 per share. The terms of this option grant are identical to those granted to the directors in May 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the cash compensation and certain other components of the compensation of Norman C. Payson, M.D. and Charles G. Berg, each of whom served as our chief executive officer during 2002, and the three executive officers who were serving as such at the end of 2002.

2002 ANNUAL COMPENSATION

Name and Principal Position	Year	Salary(1)	Bonus(2)	Other Annual Compensation(3)	Long-Term Compensation Awards-Options (#)(4)	All Other Compensation(5)

Norman C. Payson, M.D.	2002	$1,000,000	$2,000,000	$2,242	-	$1,858
Former Chairman and Chief Executive	2001	350,000	2,500,000	110,569	800,000	3,388
Officer	2000	350,000	350,000	142,460	800,000	7,932

Charles G. Berg	2002	609,616	700,000	52,477	-	16,699
President and Chief Executive	2001	580,770	840,000	10,866	800,000	15,139
Officer (6)	2000	355,400	633,334	-	150,000	13,159

Kurt B. Thompson	2002	500,000	350,000	144,815	-	8,540
Executive Vice President and Chief	2001	500,000	393,800	75,785	325,000	7,340
Financial Officer	2000	325,000	282,500	28,239	100,000	5,337

Alan M. Muney, M.D., M.H.A.	2002	400,000	300,000	-	-	8,629
Executive Vice President and Chief	2001	400,000	405,000	-	180,000	6,169
Medical Officer	2000	374,323	390,000	-	70,000	5,697

Daniel N. Gregoire	2002	400,000	300,000	69,675	-	8,629
Executive Vice President and	2001	400,000	140,800	75,772	100,000	7,430
General Counsel(7)	2000	32,308	150,000	-	125,000	87

(1)	Includes amounts of compensation deferred by the named officers pursuant to the 401(k) savings plan.
(2)	Includes amounts payable under an annual bonus plan. These payments were made in February 2002 for work performed in 2001.
(3)	The amounts paid to Dr. Payson and Messrs. Berg and Thompson in 2002 include $1,709, $29,497 and $113,592, respectively, for costs incurred by us for their use of a company sponsored airplane, net of reimbursements made by the executives to the company. The amounts paid to Mr. Gregoire in 2002 include $50,634 for relocation costs. These amounts also include gross-up payments to Mr. Berg and Mr. Gregoire in 2002 in the amounts of $15,730 and $17,332, respectively.
(4)	Represents grants of options to purchase our common stock. Other than certain new-hire or promotional grants, no stock options were awarded to executive officers in 2002.
(5)	Includes company matching contributions to the 401(k) savings plan and premiums paid for certain life and disability insurance policies.
(6)	Mr. Berg was appointed to the position of President and Chief Executive Officer in November 2002 and President and Chief Operating Officer in March 2001.
(7)	Mr. Gregoire became an executive officer on December 31, 2000.

Options Granted in 2002

There were no stock options granted in 2002 to the five individuals named in the Summary Compensation Table.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

The following table sets forth certain information concerning stock option exercises during 2002 by the five individuals named in the Summary Compensation Table, including the aggregate value of gains on the date of exercise. The following table indicates, for each of the five individuals the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2002, and the values for “in-the-money” options which represent the excess of the closing market price of our common stock at December 31, 2002, over the exercise price of any such existing stock options.

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Securities Underlying Unexercised Options(2) at December 31, 2002 (#) Exercisable / Unexercisable	Value(3) of Unexercised In-The-Money Options at December 31, 2002 Exercisable/Unexercisable

Norman C. Payson, M.D.(4)	2,750,000	$73,006,725	1,350,000 / -	$25,589,375 / $-

Charles G. Berg	137,500	3,360,381	262,500 / 618,750	$ 2,925,594 / $4,832,484

Kurt B. Thompson	108,844	3,239,031	109,906 / 250,001	$ 1,179,009 / $1,536,408

Alan M. Muney, M.D., M.H.A.	42,500	1,174,073	59,062 / 149,064	$ 502,908 / $ 991,645

Daniel N. Gregoire	-	-	87,500 / 137,500	$ 271,500 / $ 814,500

(1)	The “value realized” is equal to the fair market value on the date of exercise, in the case of a transaction to exercise stock options and hold the shares of stock issued therefor, and the sale price, in the case of a transaction where stock options are exercised and the shares of stock issued therefor are immediately sold, less the exercise price, multiplied by the number of shares acquired. All of the executive officers in the above table who exercised stock options in 2002 held at least a portion of the shares issued therefrom. Except for shares of stock withheld to pay income tax withholding obligations, Dr. Payson held all of the shares of stock issued upon exercise of his stock options in 2002. Mr. Berg held 11,894 of the shares of stock issued upon exercise of his stock options in 2002. Mr. Thompson held 30,188 of the shares of stock issued upon exercise of his stock options in 2002. Lastly, Dr. Muney held 6,060 of the shares of stock issued upon exercise of his stock options in 2002.
(2)	The above listed options vest in accordance with their terms. In addition, these options vest upon the occurrence of a change in control (as defined in our 1991 stock option plan).
(3)	These values are based on $36.45, the fair market value of the shares underlying the options on December 31, 2002, less the exercise price, multiplied by the number of options.
(4)	Dr. Payson retired on November 22, 2002. Under the terms of the agreements governing his stock options, all unvested stock options as of the date of his retirement expired as of that date.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Norman C. Payson, M.D.

In February 1998, we entered into an employment agreement with Dr. Payson for an initial four-year term, with an automatic one-year renewal on the fourth anniversary of the effective date and on each anniversary thereafter, unless we provided one year’s prior notice not to renew. The agreement provided for an initial base salary of $350,000 which could be increased at the discretion of the compensation committee. In 2002, Dr. Payson’s base salary was increased to $1,000,000. Dr. Payson was also eligible to participate in our incentive compensation plans.

Dr. Payson retired in November 2002. Pursuant to the terms of his agreement, upon his retirement, we paid him any base salary and expenses accrued and owing as of the date of his retirement and all of his unvested stock options were forfeited. We also paid him a bonus in 2003 for work performed during 2002. Further, pursuant to the terms of his agreement, following his retirement, Dr. Payson has agreed (i) not to compete with us for a period of one year and (ii) not to solicit our employees, customers and providers for a period of six months. The noncompetition and nonsolicitation covenants cease to apply following a change in control.

Charles G. Berg

In March 2001, we entered into an employment agreement with Mr. Berg for him to serve as our President and Chief Operating Officer. In September 2002, we entered into a new agreement with Mr. Berg for him to serve as our President and Chief Executive Officer commencing upon Dr. Payson’s retirement. The agreement provides for an initial two-year term and automatic renewal for an additional two years upon each second anniversary of its effective date, unless we provide prior notice not to renew at least three months in advance of such anniversary. Upon a change in control (as defined in the agreement), the term would be extended to two years from the date of the change in control. Under the terms of the agreement, Mr. Berg received an initial annual base salary of $700,000, which can be, and has been, increased at the discretion of the compensation committee, and is eligible to receive an annual performance bonus and to participate in our other incentive compensation programs. If Mr. Berg dies during the term of the agreement, we shall pay to his designee or his estate the sum of his base salary at the time of his death and his bonus (not less than $700,000), amortized in 26 bi-weekly payments.

If, prior to (or more than two years following) a change in control, Mr. Berg is terminated without cause (other than for retirement or disability), Mr. Berg terminates employment for good reason or if we do not renew Mr. Berg’s agreement, he would receive a payment equal to the sum of (i) two times his base salary at his date of termination plus (ii) two times his annual bonus earned in the fiscal year immediately preceding his date of termination which shall not be less than $700,000. Such amounts would be paid in 24 equal monthly installments. In addition, Mr. Berg would be provided the same level of benefits he received prior to his date of his termination. Under the agreement, Mr. Berg has agreed that, for a one-year period following his date of termination (unless such termination is within the two-year period following a change in control), he will not compete with us, solicit any of our actual or prospective customers or hire any of our employees.

If, within the two years following a change in control, Mr. Berg is terminated without cause (other than retirement or disability) or terminates employment for good reason, we would: (i) make a lump sum cash payment to him equal to two and one-half times the sum of (x) his base salary at the time of termination and (y) the highest annual bonus earned by him during the two year period immediately preceding the date of termination, provided, however, such amount shall not be less than the amount that would have been paid to him if the termination occurred under the circumstances described in the preceding paragraph; (ii) cause his stock options to vest and become immediately exercisable; and (iii) continue to provide Mr. Berg with the same level of benefits he received prior to his date of termination for two and one-half years following such date. The agreement also provides that if any payments made to Mr. Berg pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, we will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

Alan M. Muney, M.D., M.H.A.

In April 1998, we entered into an employment agreement with Dr. Muney for him to serve as our Executive Vice President and Chief Medical Officer. The agreement, as amended in February 2000, provides for an initial two-year term and automatically renews for an additional two years upon each second anniversary of its effective date, unless prior notice not to renew is given by either party. Under the terms of Dr. Muney’s agreement, Dr.

Muney received an initial annual base salary of $350,000, which can be, and has been, increased at the discretion of the compensation committee, and is eligible for an annual performance bonus of a minimum of 50% of his annual base salary and a maximum percentage as determined by the board of directors for similarly titled officers. Upon a change in control (as defined in the agreement), the agreement automatically extends to a two-year term from the date of the change in control. If, prior to (or more than two years following) a change in control, we terminate Dr. Muney’s employment without cause, Dr. Muney terminates employment for good reason or we do not renew the agreement, he would receive a payment equal to the sum of his base salary during the prior twelve months and his annual bonus earned during the fiscal year prior to the date of termination to be paid in twelve equal installments in conformity with our normal payroll periods. The agreement further provides that if, during the two-year period following a change in control, we terminate Dr. Muney’s employment without cause, or Dr. Muney terminates employment for good reason, he would receive a lump sum payment equal to two times the sum of his highest annual rate of base salary during the 36 month period immediately prior to the date of termination and his highest annual bonus earned during the three fiscal years immediately preceding the date of termination, and continued benefits for two years. The agreement also provides that if any payments made to Dr. Muney pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, we will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied. The agreement further provides that Dr. Muney agrees not to compete with us for a period of one year if he voluntarily terminates employment prior to the end of the employment term, unless such termination is for good reason, is approved by our board of directors or is within the two-year period following a change in control.

Kurt B. Thompson

In July 1998, we entered into an employment agreement with Mr. Thompson for him to serve as our Vice President, Finance. In March 2000, we amended Mr. Thompson’s agreement to provide for Mr. Thompson to serve as our Executive Vice President and Chief Financial Officer. The agreement, as amended, provides for an initial two-year term and for automatic renewals for an additional two years upon each second anniversary of the effective date of the agreement unless prior notice not to renew is given by either party. Upon a change in control, the term of the agreement shall be extended automatically to two years from the date of such change in control. The amended agreement provides for an initial annual base salary of $325,000, which can be, and has been, increased at the discretion of the compensation committee. Further, under the agreement, Mr. Thompson is eligible to receive an annual discretionary performance bonus, provided, however, that for each year, Mr. Thompson’s target bonus opportunity shall be 60% of his base salary up to a maximum of 75% of his base salary.

Under the agreement, if prior to (or more than two years following) a change in control, Mr. Thompson is terminated without cause (other than for disability), if he terminates employment for good reason or if we do not renew the agreement, we shall (i) pay him an amount equal to two times the sum of his base salary earned during the preceding twelve months plus the greater of the maximum bonus amount payable under the agreement or the annual bonus earned by Mr. Thompson in respect of the fiscal year immediately preceding his date of termination, and (ii) continue to provide him with medical and dental benefits for one year following his date of termination. If, within two years following a change in control, we terminate Mr. Thompson’s employment without cause (other than for disability) or Mr. Thompson terminates his employment for good reason, then we shall: (i) pay Mr. Thompson an amount equal to two times the sum of his highest annual base salary earned during the preceding three-year period plus the greater of (A) the maximum bonus amount earned by Mr. Thompson during the preceding fiscal year or (B) the highest bonus amount earned by Mr. Thompson in respect of the preceding three years; (ii) cause Mr. Thompson’s stock options to immediately vest and become fully exercisable; and (iii) provide him with medical and dental benefits for two years thereafter. The agreement further provides that Mr. Thompson forfeits all rights to payment under the agreement if he competes with us either during his employment or during the one-year period following his termination. The agreement also provides that if any payments made to Mr. Thompson pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, we will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

Daniel N. Gregoire

In September 2000, we entered into an employment agreement with Mr. Gregoire for him to serve as our Executive Vice President, General Counsel and Secretary commencing December 31, 2000. The agreement provides for an initial four-year term and for automatic renewals for additional two-year terms beginning on the fourth anniversary of the effective date of the agreement, unless prior notice not to renew is given by either party. Upon a change in control, the term of the agreement shall be extended automatically to two years from the date of such change in control. The agreement further provides that Mr. Gregoire shall receive an initial annual base salary of $400,000, which can be increased at the discretion of the compensation committee, and an annual discretionary performance bonus, provided, however, that such amount shall be at least $250,000. Further, we provided Mr. Gregoire with a $35,000 loan and a $165,000 loan upon the following terms: (i) interest at the lowest rate to avoid imputed income (currently 6.33% and 6.01%, respectively); (ii) repayable in one installment, together with accrued interest, three years from the origination date; and (iii) the loans will be forgiven if, following a change in control, Mr. Gregoire is terminated without cause or terminates his employment for good reason. The aggregate amount of interest and principal outstanding as of December 15, 2002 under these loans is $225,829, which is the largest amount of interest and principal ever outstanding under the loans.

If, prior to a change in control or following the two-year period after a change in control, Mr. Gregoire is terminated without cause, if he terminates employment for good reason or if we do not renew the agreement, we shall (i) pay him an amount equal to the sum of his base salary plus his bonus earned during the preceding twelve months and (ii) continue to provide him with medical and dental benefits for one year following his date of termination. If Mr. Gregoire’s employment is terminated within the two years following a change in control, either by us without cause or by Mr. Gregoire for good reason, we shall (i) pay Mr. Gregoire a lump sum amount equal to two times the sum of his highest annual salary and his highest annual bonus earned during the preceding three-year period and (ii) provide him with medical, dental, accident, disability and life insurance for two years thereafter. The agreement further provides that under certain circumstances, Mr. Gregoire shall not compete with us either during his employment with us or during the one-year period following the termination of his employment. The agreement also provides that if any payments made to Mr. Gregoire pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, we will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

Report of the Compensation Committee

Compensation Philosophy

The compensation committee of the board of directors is governed by a charter which generally provides that the committee is responsible for reviewing the company’s executive compensation program and policies each year and determining the compensation of the company’s executive officers. The company’s compensation programs and policies are designed to provide incentives that account for value delivered to the company’s stockholders and that attract and retain individuals of outstanding ability in key positions. The committee recognizes: (i) individual performance and the performance of the company; (ii) the company’s performance relative to the performance of other companies of comparable size, complexity and quality; and (iii) performance that supports both the short-term and long-term goals of the company. In 2002, the compensation committee sought to establish compensation programs that would aid in the recruitment and retention of experienced managers and to help develop and implement plans to continue to improve the company’s short- and long-term financial and operating performance. These programs provide meaningful retention and performance incentives and are tied to the achievement of specified operating and strategic performance goals as well as changes in shareholder value. In addition to exercising its business judgment, the committee has also sought the advice of nationally recognized consultants in developing its executive compensation policies and agreements. The committee believes that the executive compensation program includes elements that, taken together, constitute an appropriate method of establishing total compensation for senior management given the circumstances applicable to the company.

The compensation of the company’s executive officers, including the executives named herein and the Chief Executive Officer, generally consists of four key components: (i) base salary; (ii) annual, long-term and other incentive bonus; (iii) amounts deferred and matching contributions by the Company under the 401(k) savings plan; and (iv) stock options and other equity-based compensation. Notwithstanding the foregoing, the company did not award any stock options to the executive officers named herein in 2002. The compensation packages are designed to set total compensation at levels comparable to total compensation paid to similarly positioned executives at peer companies selected and reviewed by the committee and its consultants. An executive’s total compensation opportunity relative to the range paid by the peer companies is determined by the compensation committee in consideration of the executive’s experience, level and scope of responsibility within the company and individual performance. All of the company’s executive officers have employment agreements that establish base salary and bonus opportunities and that were entered into following arm’s length negotiations with the respective executive officers.

Compensation of Chief Executive Officers

During 2002, two individuals served as the company’s Chief Executive Officer. Dr. Payson served as our Chief Executive Officer from the beginning of the year until November 22, 2002, when he retired and Mr. Berg assumed the role.

Dr. Payson’s base salary and bonus were determined by reviewing compensation for comparable positions at peer companies as well as our financial position. The committee also considered the need to provide incentives for Dr. Payson and to align his interests with those of the company’s shareholders.

In determining Mr. Berg’s compensation, the committee considered his compensation levels since he first joined the company in 1998. In addition, similar to the committee’s determination of Dr. Payson’s compensation, the committee considered the compensation of comparable positions at peer companies as well as the company’s financial position. Accordingly, in November 2002, the committee and Mr. Berg re-negotiated his employment agreement to reflect, among other things, initial annual base salary of $700,000 and an annual target bonus of the same amount. The committee believes that this compensation, coupled with stock options granted to Mr. Berg in prior years, is appropriate to incent and encourage an executive with Mr. Berg’s background and experience to remain with the company as Chief Executive Officer and to align his interests with those of the company’s shareholders.

Compensation of Executive Officers

Compensation paid to the company’s executive officers for 2002 consisted primarily of base salary and bonus compensation. Except for certain new-hire and promotional grants, the company did not grant any stock options to its officers in 2002. In determining the compensation for each of the company’s executive officers, the compensation committee considered such factors as existing contractual commitments, compensation opportunities perceived to be necessary to retain executive officers and the criticality of the executives to the company’s current and future success. The bonuses paid in 2002 were for work performed during 2001.

In late 2002 and early 2003, the compensation committee commissioned a study, to be prepared by independent compensation consultants, of the company’s entire executive compensation program. As the result of this study, the compensation committee determined that the long-term incentive portions of the company’s executive compensation program should be revised. These revisions include: (i) reduction of the emphasis on stock options and resulting shareholder dilution by reducing over-all stock option allocations in favor of other compensation program components tied to achievement of long-term earnings per share or similar targets; and (ii) enhancement of the company’s compensation system to support its objectives with regard to attraction and retention of high quality executives. The incentive compensation plan, as set forth in Proposal Number Two hereof, is in furtherance of the aforementioned objectives. Further, the compensation committee revised the company’s existing stock ownership guidelines to encourage all officers in the position of senior vice president or higher to own shares of the company’s common stock equal in value to a certain percentage of such officers’ salaries. Such officers can voluntarily meet their respective ownership guideline targets and, for those officers who have not yet met their respective ownership targets, the company will require that certain payments to be made with respect to the two-year performance periods as described in Proposal Number Two herein be paid into a deferred compensation plan which will track the company’s common stock price. The company will also encourage officers to apply a certain percentage of after-tax stock option proceeds toward the purchase of additional shares of the company’s common stock, failing which such officers may receive reduced stock option or other equity awards in the future.

In connection with the ongoing compensation plans, the committee intends to continue to promote compensation structures that, in the committee’s opinion, provide features that properly align the company’s executive compensation with corporate performance and the interest of its shareholders and that offer competitive compensation relevant to comparable opportunities in the marketplace.

The Compensation Committee

Robert B. Milligan, Jr. (Chairman)

Jonathan J. Coslet

Kent J. Thiry

Report of the Audit Committee

The role of the audit committee is to assist the board of directors in its oversight of the company’s financial reporting process. The committee operates pursuant to a charter that was amended and restated by the board on February 13, 2003, a copy of which is attached hereto. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements. Management of the company is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent auditors are accountable to the board and the audit committee. The audit committee has the authority and responsibility to retain and terminate the company’s independent auditors.

In performance of this oversight function, the committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also discussed with management the company’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the company’s auditors are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

Joseph W. Brown (Chairman)

Jonathan J. Coslet

Ellen A. Rudnick

Comparison of Cumulative Total Returns

The following graph compares the change in the cumulative total return on our common stock to (a) the change in the cumulative total return on the stocks included in the Standard & Poor’s 500 Stock Index and (b) the change in the cumulative total return on the stocks included in a Managed Care Peer Group Index assuming an investment of $100 made on December 31, 1997, and comparing relative values on December 31, 1998, 1999, 2000, 2001 and 2002. We did not pay any dividends during the period reflected in the graph. Note that the common stock price performance shown below should not be viewed as being indicative of future performance.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

Oxford Health Plans Inc.	$100	$96	$82	$254	$194	$234

S&P 500 Index	$100	$129	$156	$141	$125	$97

Managed Care Peer Group Index(1)	$100	$113	$102	$193	$177	$182

(1)	The Managed Care Peer Group is comprised of the following publicly traded managed care companies: Aetna, Inc.; Cigna Corporation; United HealthGroup, Incorporated; Wellpoint Health Networks, Inc.; Health Net, Inc.; Trigon Healthcare, Inc.; Mid Atlantic Medical Services, Inc.; Coventry Health Care, Inc.; Humana, Inc.; and Sierra Health Services, Inc. In calculating the cumulative total shareholder return of the Managed Care Peer Group Index, the shareholder returns of the peer group companies are weighted according to the stock market capitalization of the companies.

The information set forth above under the headings “Report of the Compensation Committee”, “Report of the Audit Committee” and “Comparison of Cumulative Total Returns” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

Audit Fees

Approval of Audit and Non-audit Services

Ernst & Young LLP was our independent auditor for the year ended December 31, 2002, and has been selected by our audit committee to be our independent auditor for the year ended December 31, 2003. The audit committee has adopted procedures for the approval of audit and non-audit services. These procedures provide that the audit committee shall pre-approve all audit services, that our independent auditors shall not perform any “prohibited” services as defined by the Sarbanes-Oxley Act of 2002 and that a designated member of the audit committee shall pre-approve all non-audit services provided that such member report to the audit committee the authorization of any such services.

Representatives of Ernst & Young are expected to be present at the annual shareholders’ meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

2001 and 2002 Audit and Non-Audit Fees

The table below sets forth the total fees and expenses billed by Ernst & Young for audit, audit-related, tax and other services. Ernst & Young did not perform any information technology consulting services for us relating to financial information systems design and implementation for the years ended December 31, 2001 or December 31, 2002.

2001 and 2002 Audit and Non-Audit Fees

Services	2001	2002

Audit(1)	$1,043,250	$1,172,750
Audit-related(2)	53,500	153,400
Tax(3)	400,000	579,000
Other(4)	400,000	-

(1)	The services performed by Ernst & Young for audit services in 2002 includes services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2002, and the review of the financial statements included in our Forms 10-Q for the three-month period ended March 31, 2002, the six-month period ended June 30, 2002 and the nine-month period ended September 30, 2002. This amount also includes $208,650 for audit services related to audited annual statutory financial statements filed with regulatory agencies. The services performed by Ernst & Young for audit services in 2001 includes services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2001 and the review of the financial statements included in our Forms 10-Q for the three-month period ended March 31, 2001, the six-month period ended June 30, 2001 and the nine-month period ended September 30, 2001. This amount also includes $125,000 for audit services related to audited annual statutory financial statements filed with regulatory agencies.
(2)	The services performed by Ernst & Young for audit-related services in 2001 and 2002 includes services in connection with securities registration statements, including one Form S - 3 and one Form S - 8 registration statement in 2001 and two Form S - 8 registration statements in 2002, consultative and other audit-related services, all of which are reasonably related to the performance of the audit or review of our financial statements but are not included in the audit fees listed above.
(3)	The tax services provided by Ernst & Young in 2001 and 2002 include services related to corporate tax return preparation, corporate tax consulting, including tax consulting related to our acquisition of MedSpan, Inc. in March 2002, and various federal and state corporate tax audits.
(4)	The other services performed by Ernst & Young in 2001 relate to certain due diligence services.

PROPOSAL NUMBER TWO

to

AMEND AND RESTATE THE

2001 MANAGEMENT INCENTIVE COMPENSATION PLAN

The 2001 Management Incentive Compensation Plan, as proposed to be amended and restated herein, is intended to promote our financial interests and growth by: (i) attracting and retaining officers possessing outstanding ability; (ii) motivating such officers by means of performance-related incentives; and (iii) providing incentive compensation opportunities that are competitive with those of other major health care companies. Our shareholders previously approved this plan in 2001. However, in late 2002 and early 2003, the compensation committee commissioned a study, to be prepared by independent compensation consultants, of our entire executive compensation program. As the result of this study, the compensation committee determined that the long-term incentive portions of our executive compensation program should be revised. These revisions include: (i) reduction of the emphasis on stock options and resulting shareholder dilution by reducing over-all stock option allocations in favor of other compensation program components tied to achievement of long-term earnings per share or similar targets; and (ii) enhancement of our compensation system to support its objectives with regard to attraction and retention of high quality executives. Further, the compensation committee revised our existing stock ownership guidelines to require that all officers in the position of senior vice president or higher be required to own shares of our common stock equal in value to a certain percentage of such officers’ salaries. Such officers can voluntarily meet their respective ownership guideline targets and, for those officers who have not yet met their respective ownership targets, we will require that certain payments to be made with respect to the two-year performance periods as described in Proposal Number Two herein be paid into a deferred compensation plan which will track the company’s common stock price. We will also encourage officers to apply a certain percentage of after-tax stock option proceeds toward the purchase of additional shares of the company’s common stock, failing which such officers may receive reduced stock option or other equity awards in the future.

In furtherance of the revisions to our over-all executive compensation program, our compensation committee, has approved several amendments to the long-term portion of this plan to, among other things: (i) prospectively shorten the long-term performance period from three year overlapping cycles to two year discrete cycles; (ii) change the methodology for determining long-term base salary under the new two-year performance periods; (iii) change the schedule for and method of delivering awards under the new two-year performance periods; and (iv) extend the term of the plan. The annual portion of this plan remains unchanged by these amendments. Our shareholders are required to approve these amendments and to re-approve the plan if payments from the plan are to be tax deductible as performance-based compensation under Section 162(m) of the internal revenue code. Section 162(m) limits the deductibility by publicly held companies of compensation amounts paid to certain senior officers that exceed $1,000,000. Accordingly, shareholder approval is being sought to permit us to receive the benefit of the favorable tax deduction for such payments. A copy of the plan, as amended and restated, is attached hereto as Appendix B. This summary description of the amended and restated plan is qualified by reference to the full text of the plan.

The plan became effective as of January 1, 2001, and will remain in effect through the payment of the bonuses for the period ending December 31, 2008 unless terminated earlier, provided, however, that the plan shall not terminate following such date if it is reapproved by our stockholders, if such reapproval is not required by Section 162(m) of the internal revenue code or if the compensation committee determines, in its sole discretion, that shareholder reapproval is not in our best interest. The plan is administered by the compensation committee. The plan provides for an annual plan and a long-term plan. Subject to the compensation committee’s discretion to change performance periods in the future, the long-term plan currently provides for two three-year performance periods beginning January 1, 2001 and ending December 31, 2003 and beginning January 1, 2002 and ending December 31, 2004 and two-year performance periods with the first beginning January 1, 2003 and ending December 31, 2004 and each discrete two-year period thereafter commencing every 24 months beginning on January 1, 2005. The two-year performance periods do not overlap. All employees who fall within the definition of “Covered Employee” under Section 162(m) of the internal revenue code are eligible to participate in the annual plan and the long-term plan. Generally, the term “Covered Employee” includes the chief executive officer and the four most highly compensated executive officers. Within 90 days of the beginning of each bonus period, the compensation committee shall establish performance goals and target awards for each participant.

The performance goals for the annual plan and the long-term plan shall be selected from the following criteria: improvement in health care quality and delivery to members; membership growth; revenue growth; earnings per share; administrative and medical expense; employee satisfaction; budget compliance; the quality of service provided to members of our health care benefit plans; the overall levels of customer, participating provider and employee well-being and satisfaction with our health care benefit plans; return on equity; geographic and other expansion; stock price performance; net income; and other similar financial performance metrics and quality standards developed by the compensation committee. The performance goals for the annual plan and the long-term plan are set at three levels: threshold, target and maximum, with the potential bonus payments increasing as the performance goal levels increase from threshold to target to maximum.

We have previously maintained an annual bonus plan for Covered Employees substantially similar to the annual plan presented and described herein. We also have an annual bonus plan for approximately 125 employees in certain management positions, excluding the Covered Employees, that is substantially similar to the plan presented herein. Further, twelve employees in the position of senior vice president and above, but excluding the Covered Employees, are eligible to participate in an annual bonus plan and a long-term incentive plan that is identical to the plan presented herein. Lastly, we have a bonus plan that provides for the payment of discretionary bonuses to all other employees. These other bonus plans are not being presented for shareholder approval.

Except as otherwise determined by the compensation committee, no awards shall be paid to any participant who terminates employment prior to the payment of the award for the applicable plan period. If a participant is terminated other than for cause between the end of a long-term performance period and the time when the long-term bonus is paid, the participant shall be paid the applicable long-term bonus. Upon a change in control, the committee may determine to pay target awards, as if the performance goals had been achieved, for the plan period in which the change in control occurs.

Our board of directors may amend, suspend or terminate the plan or any portion thereof at any time, except that without the consent of a participant no amendment, suspension or termination may adversely affect the rights of the participant with respect to awards previously made to such participants or, except under certain circumstances, to the right to receive an award under the long-term plan upon satisfaction of the requirements therefore.

The Annual Plan

The annual portion of this plan remains unchanged by these amendments. Nonetheless, the performance goals for the annual plan are selected from the criteria described above. Currently, there are six employees who are potentially eligible to participate in the annual plan. We may pay cash bonuses to those participants who are selected by the compensation committee to participate in the annual plan. The compensation committee shall have the authority to select participants, determine the size of awards to be made under the annual plan, establish from time to time regulations for the administration of the annual plan, pro rate awards, interpret the annual plan and make all determinations deemed necessary or advisable for the administration of the annual plan.

Each participant shall receive a percentage of such participant’s annual base salary for each performance goal achieved during the plan periods, with a maximum aggregate award amount of 200% of the participant’s base salary. In no event shall a participant earn an award under the annual plan in an amount in excess of $2,000,000 for any plan period. Furthermore, the compensation committee, may, in its discretion, reduce or eliminate awards under the annual plan and may delegate the final distribution determinations of the amounts to be made to each participant to the Chief Executive Officer.

Because the performance goals to be applicable for any annual plan period will be determined by the compensation committee at the beginning of each annual plan period, and the amount, if any, payable to any participant will depend upon the extent to which such performance goals are satisfied, it is not possible to determine in advance the benefits or amounts that will be received by any particular participant for the current annual plan or any plan periods in the future. However, for 2002 the committee employed a methodology for determining the bonuses of our executive officers that was substantially similar to that which is to be used for the 2003 annual bonus. The cash bonuses for 2002 for certain individuals and groups under the annual plan, which were paid in early 2003, were as follows:

Annual Plan Benefits

Name and Position	Dollar Value

Norman C. Payson, M.D.,	-
Former Chairman and Chief Executive Officer(1)
Charles G. Berg,	$800,000
President and Chief Executive Officer
Steven H. Black,	325,000
Executive Vice President Operations and Chief Information Officer
Daniel N. Gregoire,	300,000
Executive Vice President and General Counsel
Kevin R. Hill,	400,000
Executive Vice President, Sales and Business Strategy
Alan M. Muney, M.D., M.H.A.,	300,000
Executive Vice President, Chief Medical Officer
Kurt B. Thompson,	350,000
Executive Vice President and Chief Financial Officer
All Current Executive Officers as a Group (6 persons)	2,475,000
All Non-Executive Directors as a Group(2)	-
All Employees and Officers who are not Executive Officers as a Group(3)	-

(1)	Dr. Payson retired in November 2002 and, accordingly, is not eligible for participation in the annual plan as set forth herein.
(2)	Non-executive directors are not eligible for participation in the annual plan as set forth herein.
(3)	Employees and officers who are not Covered Employees within the definition of 162(m) of the internal revenue code are not eligible for participation in the annual plan as set forth herein, however, they are eligible for participation in similar annual bonus plans, as described above.

The Long-Term Plan

The performance periods for the long-term plan currently consist of two three-year periods beginning January 1, 2001 and ending on December 31, 2003 and beginning on January 1, 2002 and ending on December 31, 2004 and two-year periods beginning January 1, 2003 and ending on December 31, 2004, and each discrete two-year period thereafter commencing every 24 months beginning on January 1, 2005. The two-year performance periods will not overlap. The first potential payments relating to the three-year performance periods could be made in early 2004 and the first potential payments under the two-year performance periods could be made in early 2005. Earnings per share growth has been selected as the criteria for the performance goals for the two-year and three-year performance periods commencing on or before January 1, 2003. Payments under the long-term plan will be based, with respect to the three-year performance periods, on the average base salary of all similarly titled officers and, with respect to the new two-year performance periods, on the average annual salary of each participant and achievement of previously determined performance goals from the criteria set forth above, with a maximum aggregate amount of 600% of the participant’s annual base salary paid in the calendar year preceding the payment of the bonus. In no event shall a participant earn an award under the long-term plan in excess of $6,000,000 for any performance period under the long-term plan. Unless otherwise determined by the compensation committee, payments of bonuses with respect to the three-year performance periods shall be paid no later than March 15 of the year following the end of the applicable performance period. Payments of bonuses with respect to the two-year performance periods shall be made, unless otherwise determined by the compensation committee, in two installments: 50% shall be paid no later than March 15 of the year following the end of the applicable performance period; and 50% shall be paid no later than March 15 of the first anniversary of the applicable performance period, provided, however, the compensation committee may require, under certain circumstances, that all or a portion of any payments with respect to the two-year performance periods be paid into a deferred compensation plan. Further, the first installment of the bonuses to be paid with respect to the two-year performance period ending December 31, 2004 shall be subject to a maximum pay-out amount to eliminate the effect of any overlap between the two-year and three-year performance periods ending at the same time.

The compensation committee shall have the authority to establish from time to time regulations for the administration of the long-term plan, pro rate awards, interpret the long-term plan and make all determinations deemed necessary or advisable for the administration of the long-term plan. The compensation committee may also prospectively change the duration of long-term performance periods and may change the method of determining amounts and timing of payments to be made under long-term incentive awards. Further, the committee may, in its discretion, reduce a participant’s base salary for purposes of determining a long-term bonus with respect to the two-year performance period in the event earnings per share in the first year of any long-term performance period is greater than subsequent years within that long-term performance period.

The compensation committee established the goals for the three-year performance periods in December 2000 and for the two-year performance periods in March 2003. Although actual payments to be made under the long-term plan remain subject to achievement of performance goals and the continued employment of the participants, the following tables set forth the payments that could possibly be made with respect to the three-year performance periods ending December 31, 2003 and December 31, 2004 and the two-year performance periods ending December 31, 2004 and thereafter to the individuals who will most likely be considered Covered Employees in 2003 and 2004 and to certain groups if applicable target performance goals are achieved:

Potential Long-Term Plan Benefits Three-Year Performance Periods Ending December 31, 2003 and December 31, 2004

Name and Position	Dollar Value for Each Period(1)

Norman C. Payson, M.D.,	-
Former Chairman and Chief Executive Officer(2)
Charles G. Berg,	$708,333
President and Chief Executive Officer
Steven H. Black,(3)	331,250
Executive Vice President Operations and Chief Information Officer
Daniel N. Gregoire,	331,250
Executive Vice President and General Counsel
Kevin R. Hill,	331,250
Executive Vice President, Sales and Business Strategy
Alan M. Muney, M.D., M.H.A.,	331,250
Executive Vice President, Chief Medical Officer
Kurt B. Thompson,	331,250
Executive Vice President and Chief Financial Officer
All Current Executive Officers as a Group (6 persons)	2,197,813
All Non-Executive Directors as a Group(4)	-
All Employees and Officers who are not Executive Officers as a Group(5)	-

(1)	The values in the above table are based on (i) assumed achievement of target performance goals and (ii) assumed average base salaries of all similarly titled officers during the three-year performance periods ending December 31, 2003 and December 31, 2004.
(2)	Dr. Payson retired in November 2002 and, accordingly, is not eligible for participation in the long-term plan with respect to the three-year performance periods as set forth herein.
(3)	Mr. Black’s estimated payment under the three-year long-term performance periods will be pro rated downward to reflect the portion of the performance periods during which he was not eligible to participate in this long-term plan.
(4)	Non-executive directors are not eligible for participation in the long-term plan.
(5)	Employees and officers who are not Covered Employees within the definition of 162(m) of the internal revenue code are not eligible for participation in the long-term plan as set forth herein, however, certain officers are eligible for participation in a similar long-term bonus plan, as described above.

Potential Long-Term Plan Benefits Two-Year Performance Periods Ending December 31, 2004 and Thereafter
Name and Position	Potential Value(1)	Potential Value To Be Paid Each Year(2)

Norman C. Payson, M.D.,	-	-
Former Chairman and Chief Executive Officer(3)
Charles G. Berg,	$2,475,000	$1,237,500
President and Chief Executive Officer
Steven H. Black,	960,000	480,000
Executive Vice President Operations and Chief Information Officer
Daniel N. Gregoire,	960,000	480,000
Executive Vice President and General Counsel
Kevin R. Hill,	1,020,000	510,000
Executive Vice President, Sales and Business Strategy
Alan M. Muney, M.D., M.H.A.,	960,000	480,000
Executive Vice President, Chief Medical Officer
Kurt B. Thompson,	1,200,000	600,000
Executive Vice President and Chief Financial Officer
All Current Executive Officers as a Group (6 persons)	7,575,000	3,787,500
All Non-Executive Directors as a Group(4)	-	-
All Employees and Officers who are not Executive Officers as a Group(5)	-	-

(1)	The values in the above table are based on (i) assumed achievement of target performance goals and (ii) these executive officers’ current base salaries whereas bonuses under the long-term plan with respect to the two-year performance periods will actually be based on such officers’ average salaries over the course of the applicable performance period.
(2)	The bonuses which may be paid for the two-year performance periods will be paid 50% following the conclusion of the performance period and 50% on the first anniversary thereof; provided, however, that the actual payment which may be made in early 2005 for the performance period ending December 31, 2004 shall be subject to a maximum pay-out amount to eliminate the effect of any overlap between the two-year and three-year performance periods ending at the same time. Assuming achievement of target performance goals for the three-year performance period ending December 31, 2004, the amounts that may be paid in early 2005 as the first installment of the bonuses relating to the two-year performance period ending December 31, 2004 to the executive officers listed in the table above are as follows: $454,167 to Mr. Berg, $175,882 to Mr. Hill, $265,882 to Mr. Thompson and $145,882 to each of Messrs. Black and Gregoire and Dr. Muney.
(3)	Dr. Payson retired in November 2002 and, accordingly, is not eligible for participation in the long-term plan with respect to the two-year performance periods as set forth herein.
(4)	Non-executive directors are not eligible for participation in the long-term plan.
(5)	Employees and officers who are not Covered Employees within the definition of 162(m) of the internal revenue code are not eligible for participation in the long-term plan as set forth herein, however, certain officers are eligible for participation in a similar long-term bonus plan, as described above.

The affirmative vote of the holders of a majority of the shares of our common stock that are present in person or represented by proxy at the annual meeting and entitled to vote is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE

THE AMENDED AND RESTATED 2001 MANAGEMENT INCENTIVE

COMPENSATION PLAN AS DESCRIBED ABOVE.

PROPOSAL NUMBER THREE

STOCKHOLDER PROPOSAL RELATING TO TOBACCO INVESTMENTS

Domini Social Investments LLC of 536 Broadway, 7th Floor, New York, New York, and Catholic Healthcare West of 1700 Montgomery Street, Suite 3000, San Francisco, CA 94111, are the holders of 22,700 and 58,100, respectively, shares of our common stock and have caused the following proposal to be incorporated into this proxy statement. We are not responsible for any of the contents of the language of the proposal by these stockholders which is set out below in italic type and between quotation marks. Our board of directors takes no position with respect to this proposal and will abstain from voting on it.

“WHEREAS – as shareholders, we are concerned about investing in the tobacco industry by any health care institution, especially when the negative health effects of tobacco use are so clearly understood by health care insurers and providers;

- A March 1998 analysis by the U.S. Treasury Department found the nation loses $80 billion a year on goods and services otherwise produced by Americans who die prematurely or retire early because of smoking-related ills.

- A Philip Morris-commissioned Arthur D. Little International Report in 2001 showed a cost-benefit analysis of smoking and social services in the Czech Republic. It noted savings of $24.2 million to $30.6 million from lower costs for health care and retirement benefits caused by a shortened life span of smokers who die early by tobacco use. If this Report is true it would indicate that, for purely financial reasons, such investments undermine the-bottom-line of our industry, to say nothing of the ethical implications.

- While Steve Parrish, Senior Vice President of Corporate Affairs for PM, responded that for the company “to commission this study was not only a terrible mistake, it was wrong” (USA Today 07/30/01). This apology for the Report being commissioned failed to include an apology for the facts contained in the report.

- In 1996 the AMA called for mutual funds and health-conscious investors to divest from stocks and bonds in tobacco companies.

- We believe it is inconsistent for a health care company to invest in tobacco equities and yet proclaim concerns about quality healthcare. Whether or not the facts in studies such as that commissioned by Philip Morris are true or not is not the issue. The fact is that our company is invested in industry that has a cavalier attitude toward life itself.

RESOLVED:  that shareholders request the Board to initiate a policy mandating no further purchases of tobacco equities in any of the portfolios under our direct control unless it can be proven that tobacco use does not cause the illnesses and deaths that have been attributed to it. If the company cannot produce such proof, it shall divest itself of all tobacco stocks by January 1, 2004.

Supporting Statement

In commenting on the huge equities of health insurers and health providers in tobacco, a July 7-9, 1995 editorial in USA Today declared:

Major U.S. health insurers are large investors in major U.S. tobacco companies. In other words, the nation’s merchants of death. …These investments grate and gall. Every year, tobacco use is fatal for thousands of Americans. For insurers to provide health care for those suffering smokers on the one hand while investing in the source of their misery on the other is unconscionable. And Hypocritical.

Harvard, Johns Hopkins and The Maryland Retirement and Pension Systems have divested from tobacco stocks. If you think our Company should not profit from peoples’ illness and death by investing in tobacco, vote YES for this resolution.”

THE BOARD OF DIRECTORS TAKES NO POSITION WITH RESPECT TO THIS PROPOSAL

AND WILL ABSTAIN FROM VOTING ON IT. UNLESS A PROXY SPECIFIES

OTHERWISE, IT WILL BE TREATED AS AN ABSTENTION.

ADDITIONAL INFORMATION

Stockholder Proposals

In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2004 annual meeting of stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, all shareholder proposals must be received by our Secretary at our principal offices in Trumbull, Connecticut, on or before January 6, 2004. In addition, under our bylaws, any shareholder proposal for consideration at the 2004 annual meeting of stockholders submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 will be untimely unless it is received by our Secretary at least seventy-five days prior to such meeting and is otherwise in compliance with the requirements set forth in our bylaws.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock, your broker or bank may have sent you a notice that your household will receive only one annual report and one proxy statement from each company in which you hold stock through that broker or bank. This practice of sending only one copy of the proxy materials is known as “householding.” Householding saves us expense by permitting us to reduce printing and mailing costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your broker will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone number (800) 542-1061. If you are a registered holder, you may revoke your consent to householding by sending your name to EquiServe Trust Company, N.A. c/o EquiServe, Inc., P.O. Box 43023, Providence, RI 02940-3023, telephone number (816) 843-4299. The revocation of your consent to householding will be effective 30 days following its receipt. If you or a member of your household who owns shares of our common stock did not receive a copy of our annual report or proxy statement, you may request one by writing to Investor Relations Department, Oxford Health Plans, Inc., 48 Monroe Turnpike, Trumbull, Connecticut 06611, or calling (203) 459-6838. The Company’s 2002 Annual Report on Form 10-K (without exhibits) and this proxy statement are also available on the Internet at www.oxfordhealth.com.

Solicitation

All costs and expenses associated with soliciting proxies will be borne by us. In addition to the use of the mails, proxies may be solicited by the directors, officers and our employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained Georgeson Shareholder Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee of approximately $6,000, plus reimbursement for out-of-pocket expenses. We will bear the total amount of such expenses.

OTHER MATTERS

As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each beneficial holder of our common stock on the record date, upon the written request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Investor Relations Department, Oxford Health Plans, Inc., 48 Monroe Turnpike, Trumbull, Connecticut 06611. Our 2002 Annual Report and 2002 Annual Report on Form 10-K (without exhibits) and other Securities and Exchange Commission filings are also available on the Internet at www.oxfordhealth.com.

Appendix A

OXFORD HEALTH PLANS, INC.

AUDIT COMMITTEE CHARTER

I.	Composition of the Audit Committee. The Audit Committee of Oxford Health Plans, Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange, Inc. Each member of the Audit Committee shall be “financially literate” and at least one member have “accounting or related financial management expertise” as such qualifications are interpreted by the Board of Directors in its business judgment. Further and when required by applicable law, the Board shall determine that at least one member is a “financial expert” as defined by the Securities and Exchange Commission (the “SEC”) for the purposes of the Sarbanes-Oxley Act of 2002.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Audit Committee may receive any compensation from the Company other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors, (ii) a pension or other deferred compensation for prior service that is not contingent on future service and (iii) any other regular benefits that other directors receive.

Members shall be appointed by the Board based on nominations recommended by the Company’s Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members shall have such knowledge, ability and experience as the Board considers appropriate for the effective discharge of the Audit Committee’s duties and responsibilities.

The Board shall designate one member of the Audit Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

II.	Purposes of the Audit Committee. The purposes of the Audit Committee are to:

1.	assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2.	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee has the authority and responsibility to retain and terminate the Company’s independent auditors.

The independent auditors shall submit to the Company annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

III.	Meetings of the Audit Committee. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with each of management, the internal auditors and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. To ensure free and open discussion and communications among the members of the Audit Committee, during a portion of each regularly scheduled meeting of the Audit Committee the members shall meet in executive session, with no members of management present.

IV.	Duties and Powers of the Audit Committee. To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the independent auditors,

(i)	to retain and terminate the independent auditors;

(ii)	to approve all audit engagement fees and terms, and to pre-approve all audit and non-audit services provided to the Company;

(iii)	to monitor and evaluate the auditor’s qualifications, performance and independence on an ongoing basis and to be directly responsible for overseeing the work of the independent auditors (including resolving any disagreements between management and the auditors regarding financial reporting), to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement) and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv)	if applicable, to consider whether the independent auditors’ provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors;

(v)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vi)	to discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, which rotation must occur not less than once every five years, and consider whether there should be a regular rotation of the audit firm itself;

(vii)	to take into account the opinion of management in assessing the independent auditors’ qualifications, performance and independence; and

(viii)	to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

2.	with respect to the internal audit function,

(i)	to review the appointment and replacement of the internal auditors;

(ii)	to advise the director of the internal auditors that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditors and management’s responses thereto; and

(iii)	to review and approve the internal audit plan and to review the internal audit reports;

3.	with respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to advise management, the internal auditors and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and/or the internal auditors’ responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office of the independent auditors;

•	management judgments and accounting estimates;

•	adjustments arising from the audit;

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function;

(iii)	to meet with management, the independent auditors and, if appropriate, the internal auditors:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditors or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise), any communications between the independent auditors’ audit team and their national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

•	to discuss any significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal auditors or management;

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

(iv)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(v)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vi)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s compliance policies, including material notices to or inquiries received from governmental agencies;

(vii)	to discuss with management, the internal auditors and the independent auditors the statutory accounts and regulatory accounting principles used the Company’s subsidiaries;

(viii)	to discuss the types of information disclosed, and the types of presentations made, in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made to analysts;

(x)	to establish hiring policies for employees or former employees of the Company’s independent auditors;

(xi)	to inquire of the Chief Executive Officer and the Chief Financial Officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

(xii)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V.	Delegation to Subcommittee. The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.	Resources and Authority of the Audit Committee. The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

Appendix B

AMENDED AND RESTATED

2001 MANAGEMENT INCENTIVE COMPENSATION PLAN

OF OXFORD HEALTH PLANS, INC.

1.        Purpose.  The purpose of the 2001 Management Incentive Compensation Plan of Oxford Health Plans, Inc. (as amended February 13, 2003, the “Plan”) is to promote the financial interests and growth of Oxford Health Plans, Inc. (the “Company”), its shareholders, and its subsidiaries, by (i) attracting and retaining executive officers possessing outstanding ability; (ii) motivating such officers to achieve corporate and individual goals by means of annual and long-term performance-related incentives; and (iii) providing incentive compensation opportunities which are competitive with those of other major health care companies.

2.        Definitions.  The following definitions are applicable to the Plan:

(a)        “Annual Bonus” means an annual bonus payable in accordance with Section 5 hereof.

(b)        “Base Salary” means a Participant’s annual rate of base salary effective as of December 31 of the Plan Year.

(c)        “Board of Directors” means the Board of Directors of the Company.

(d)        “Change in Control” shall mean a Change in Control as defined in the Oxford Health Plans, Inc. 1991 Stock Option Plan.

(e)        “Code” means the Internal Revenue Code of 1986, as amended.

(f)        “Committee” means the Compensation Committee of the Board of Directors.

(g)        “Covered Employee” means a covered employee as such term is defined in Section 162(m) of the Code, or an employee that the Committee determines might become a covered employee.

(h)        “Long-Term Incentive Award” means an incentive award payable in accordance with Sections 8(b), 8(c), 8(d) or 3(iv) hereof.

(i)        “Long-Term Performance Period” shall mean the Three-Year Long-Term Performance Periods and the Two-Year Long-Term Performance Periods and such other performance periods as may be determined by the Committee in accordance with Section 3(iv) hereof.

(j)        “Participant” means each Covered Employee of the Company (including officers of any subsidiaries of the Company who are Covered Employees) who is selected by the Committee to participate in the Plan.

(k)        “Plan Year” means the calendar year.

(l)        “Three-Year Long-Term Base Salary” means the average of the average annual rate of base salary effective as of December 31 of each of the three years within each Three-Year Long-Term Performance Period of the individuals of the same title (e.g. chief executive officer, president, executive vice president or senior vice president), provided, however, if a Participant’s title has changed as of December 31 of any of the years within a Three-Year Long-Term Performance Period and the Participant served in such new position for longer than six months, the Participant shall be included in the averaging of the base salaries of the individuals with the same title as such Participant’s new position for such year and the Participant’s Long-Term Incentive Award for the Three-Year Long-Term Performance Period shall be pro-rated to reflect the number of years in the new position.

(m)        “Three-Year Long-Term Incentive Award” means an incentive award payable in accordance with Section 8(b) hereof.

(n)        “Three-Year Long-Term Performance Period” means the three-year period beginning January 1, 2001 and ending December 31, 2003 and the three-year period beginning January 1, 2002 and ending December 31, 2004.

(o)        “Two-Year Long-Term Base Salary” means the average annual rate of base salary effective during a Two-Year Long-Term Performance Period of each Participant, subject to adjustment as provided herein.

(p)        “Two-Year Long-Term Incentive Award” means an incentive award payable in accordance with Section 8(c) hereof

(q)        “Two-Year Long-Term Performance Period” means the two-year period beginning January 1, 2003 and ending December 31, 2004 and every discrete two-year period thereafter.

3.        Administration.  The Plan shall be administered by the Committee. The Committee may delegate its duties and powers in whole or in part (i) to a subcommittee thereof consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Code, or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals. Subject to the express provisions of the Plan, the Committee shall have authority to:

(i)        select the Participants to be granted an Annual Bonus and/or a Long-Term Incentive Award (collectively, an “award”);

(ii)        determine the size of awards to be made under the Plan, subject to Sections 5 and 6 hereof, to modify the terms of any award that has been granted (except with respect to any modification which would increase the amount of compensation payable to a Covered Employee);

(iii)        establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan; and

(iv)        prospectively change the duration of long-term performance periods and the method of determining and the timing of any Long-Term Incentive Award.

If the Committee determines that an award to be granted to a Covered Employee should qualify as “performance based compensation” for purposes of Section 162(m) of the Code, all of the foregoing determinations shall be made by the Committee, if the Committee is comprised solely of “outside directors” and, if it is not, then by a subcommittee of the Committee so comprised.

4.        Participation.  Participants in the Plan shall be selected from those Participants who have contributed, or have the capacity for contributing, in a substantial measure to the successful performance of the Company. No such Participant shall at any time have a right to be selected as a Participant in the Plan, to be entitled automatically to an award, nor, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year. Except as set forth in Section 9 hereof, Participants shall be entitled to a Long-Term Incentive Award if the performance goals have been met and certified by the Committee and the Participant is an employee of the Company on the date of payment of the award.

5.        Performance Goals.  The Committee shall establish objective performance goals and threshold, target and maximum awards for each Participant prior to the beginning of each Plan Year or Long-Term Performance Period, as applicable (or such later date as may be prescribed by the Internal Revenue Service for purposes of satisfying the requirements of Section 162(m) of the Code). The performance goals shall be selected by the Committee from the following criteria: improvement in health care quality and delivery to members; membership growth; revenue growth; earnings per share; administrative and medical expenses; employee satisfaction; budget compliance; the quality of service provided to members of the Company’s health care benefit plans; the overall levels of customer, participating provider and employee well-being and satisfaction with the Company’s health care benefit plans; return on equity; geographic or other expansion; stock price performance; net income and other similar financial performance metrics and quality standards developed by the Committee. The Committee shall consider such information as it shall deem appropriate in setting the performance goals

6.        Annual Plan Awards.  Each Participant shall receive a percentage of Base Salary for the applicable Plan Year with a maximum aggregate amount of 200% of a Participant’s Base Salary. In no event shall a Participant in any Performance Period earn an Annual Bonus under the Plan in excess of $2,000,000. The amount of funds available in the Annual Bonus pool for distribution to Participants shall be based upon the level of achievement of the performance goals set by the Committee and the Annual Bonus of each Participant shall be determined by the Committee. However, in its discretion, the Committee may reduce or eliminate awards and may pro rate awards for individuals who were Participants for less than the full Plan Year. The Committee shall have the right to delegate to the chief executive officer the final distribution determinations of the amounts to be made to each Participant (except the chief executive officer) from the Annual Bonus pool, provided, however, that the chief executive officer shall only have the discretion to reduce or eliminate awards to a particular Participant and not to increase any such awards in excess of the maximum levels previously established by the Committee.

7.        Long-Term Incentive Awards.  Each Participant shall receive a percentage of the applicable Long-Term Base Salary upon achievement of the performance goals during a Long-Term Performance Period, with a maximum aggregate amount of 600% of a Participant’s annual base salary as of December 31 of the year preceding the year in which the Long-Term Incentive Award is paid, provided that the Committee shall have the right to reduce the awards for any portion of the Long-Term Performance Period in which the performance goals were not met or where performance goals were met but did not reflect sequential improvements during the course of the Long-Term Performance Period and may pro rate awards for individuals who were Participants for less than the full Long-Term Performance Period or changed title within any Long-Term Performance Period. In no event shall a Participant in any Long-Term Performance Period earn a Long-Term Incentive Award under the Plan in excess of $6,000,000. In its sole discretion, the Committee may reduce or eliminate Long-Term Incentive Awards and may change the duration of any long-term performance period, provided, however, the Compensation Committee may not change the term of any Long-Term Performance Period which has already commenced.

8.        Payment of Awards.  (a) Unless otherwise determined by the Compensation Committee, Annual Bonuses earned under the Plan shall be paid as promptly as practicable after the close, but no later than March 15, of the applicable Plan Year, following certification in writing by the Committee of the achievement of performance goals and the amounts to be paid for such Plan Year.

(b)  Unless otherwise determined by the Compensation Committee, Three-Year Long-Term Incentive Awards earned under the Plan shall be paid as promptly as practicable after the close, but no later than March 15, of the applicable Three-Year Long-Term Performance Period, following certification in writing by the Committee of the achievement of performance goals and the amounts to be paid for such Three-Year Long-Term Performance Period.

(c)  Unless otherwise determined by the Compensation Committee, Two-Year Long-Term Incentive Awards earned under the Plan shall be paid, following certification in writing by the Committee of the achievement of performance goals and the amounts to be paid for such Two-Year Long-Term Performance Period (i) 50% as promptly as practicable after the close, but no later than March 15, of the applicable performance period and (ii) 50% as promptly as practicable after the close, but no later than March 15, of the year following the first anniversary of the applicable performance period; provided, however, that the Committee, in its sole discretion, can require that a portion of any Two-Year Long-Term Incentive Award to be paid to a Participant be paid into a deferred compensation plan.

(d)  Long-Term Incentive Awards determined in accordance with Section 3(iv) hereof shall be paid as determined by the Committee.

(e)  All Annual Bonuses and Long-Term Incentive Awards shall be paid in cash unless otherwise determined by the Committee.

9.        Termination of Employment.  Except as set forth in Section 10 below: (a) awards for Participants who terminate employment prior to the end of a Plan Year or prior to the payment of an Annual Bonus due to death, disability or retirement or otherwise, shall not be paid an Annual Bonus unless otherwise determined by the Committee; and (b) awards for Participants who terminate employment prior to the end of a Long-Term Performance Period due to death, disability or retirement or voluntarily, shall not be paid a Long-Term Incentive Award unless otherwise determined by the Committee, provided, however, in the event a Participant’s employment is terminated by the Company other than for cause prior to the payment of any Long-Term Incentive Award but after the end of a Long-Term Performance Period, such Applicant shall be paid such Long-Term Incentive Award.

10.        Change in Control.  Notwithstanding anything herein to the contrary, upon a Change in Control of the Company, the Company, as determined by the Committee, may pay, immediately prior to the consummation of such Change in Control, to all Participants eligible to receive: (i) an Annual Bonus based on achievement of target levels of the performance goals for such Plan Year, pro rated for the portion of the Plan Year that occurred prior to the consummation of the Change in Control, provided the Participant is employed on that date; and (ii) a Long-Term Incentive Award based on achievement of target levels of the performance goals for such Long-Term Performance Period, pro rated for the portion of the Long-Term Performance Period that occurred prior to the consummation of the Change in Control, provided the Participant is employed on that date.

11.        No Rights to Awards or Employment.  Except as otherwise provided herein, no employee of the Company or its subsidiaries or other person shall have any claim or right to be granted an award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its subsidiaries.

12.        Nature of Payments.  Any and all grants of awards under this Plan shall constitute special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Participant, unless such plan or agreement specifically provides otherwise.

13.        Other Payments or Awards.  Nothing contained in this Plan shall be deemed to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding whether now existing or hereafter in effect.

14.        Withholding Tax.  The Company shall deduct from all amounts paid any taxes required by law to be withheld with respect to such payments.

15.        Discretion of Company, Board of Directors and Committee.  Any decision made or taken by the Company, the Board of Directors or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Company, the Board of Directors or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

16.        Absence of Liability.  No member of the Board of Directors or of the Committee nor any officer of the Company or any subsidiary of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

17.        No Segregation of Cash.  (a) The Company shall not be required to segregate any cash or any other assets which may at any time be represented by awards credited to a Participant and the Plan shall constitute an “unfunded” plan of the Company.

(b)  The Company shall not, by reason of any of the provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Participant or beneficiary shall be limited to those of an unsecured creditor of the Company. In its sole discretion, the Board of Directors may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan; provided, however, that existence of such trusts or arrangements is consistent with the unfunded status of the Plan.

18.        Inalienability of Benefits and Interests.  (a) Except as expressly provided by the Committee and subsection (b) of this Section 18, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagement or torts of any Participant or beneficiary.

(b)  The provisions of subsection (a) of this Section 18 shall not apply to an assignment of a payment due after the death of the Participant by the deceased Participant’s legal representative or beneficiary if such assignment is made for the purpose of settling the affairs of such deceased Participant.

19.        Amendment or Termination.  The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, except that without the consent of a Participant no amendment, suspension or termination may adversely affect the rights of the Participant with respect to awards previously made to such Participant or, except under certain circumstances, to the right to receive a Long-Term Incentive Award upon satisfaction of the requirements therefore; provided, however, that any amendment to the Plan shall be submitted to the stockholders if stockholder approval is required by any applicable law, rule or regulation.

20.        Effective Date.  The Plan shall be effective as of January 1, 2001.

21.        Term.  Subject to earlier termination pursuant to the provisions of Section 19, the Plan shall terminate following the payment of awards for the Plan Year or Long-Term Performance Period, as applicable, ending December 31, 2008; provided, however, that the Plan shall not terminate following such date if it is reapproved by shareholders, if such reapproval is not required by Section 162(m) of the Code or if the Compensation Committee determines, in its sole discretion, that shareholder reapproval is not in the Company’s best interest

22.        Governing Law.  This Plan shall be governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws.

PROXY	OXFORD HEALTH PLANS, INC.	PROXY

PROXY FOR 2003 ANNUAL MEETING ON MAY 13, 2003 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles G. Berg, Chief Executive Officer, and Daniel N. Gregoire, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of Oxford Health Plans, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2003 Annual Meeting to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, CT 06611, on May 13, 2003, at 10:00 a.m. and at any adjournment or postponement thereof.

1.	Election of Directors

Nominees for Class III Directors:	FOR Joseph W. Brown	WITHHOLD AUTHORITY to vote for Joseph W. Brown
	FOR Robert B. Milligan, Jr.	WITHHOLD AUTHORITY to vote for Robert B. Milligan, Jr.
Nominee for Class II Director:	FOR Charles G. Berg	WITHHOLD AUTHORITY to vote for Charles G. Berg.

2.	Approval of certain amendments to the Oxford Health Plans, Inc. 2001 Management Incentive Compensation Plan.

FOR	AGAINST	ABSTAIN

3.	Approval of Shareholder Proposals Relating to Tobacco Investments.

FOR	AGAINST	ABSTAIN

4.	As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

The directors recommend a vote FOR items 1 and 2 and make no recommendation with respect to item 3.

(Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AS AN ABSTENTION WITH RESPECT TO ITEM 3.

VOTE BY PROXY CARD: Date, sign and return to Proxy Services, EquiServe, PO Box 43010, Providence, RI 02940-3010.

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)	Dated , 2003 Signature of Stockholder(s)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS.